UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2015

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35900	26-4190792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Science Park Road, Suite 300

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 652-5700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 14, 2015, Receptos, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Celgene Corporation, a Delaware corporation (“Parent”), and Strix Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Acquisition Sub will commence a tender offer (“Offer”) to acquire all of the outstanding shares of common stock of the Company (the “Company Shares”) at a purchase price of $232.00 per Company Share net to the holder thereof in cash, subject to reduction for any applicable withholding taxes, without interest (the “Offer Price”). The Offer is not subject to a financing condition.

Acquisition Sub’s obligation to purchase the Company Shares validly tendered pursuant to the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including (i) the expiration or termination of any waiting period (and extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) that the number of Company Shares validly tendered and not withdrawn in accordance with the terms of the Offer, together with the Company Shares then owned by Acquisition Sub, represents at least a majority of all then outstanding Company Shares (not including Company Shares tendered pursuant to guaranteed delivery procedures unless and until such Company Shares are actually “received” in accordance with the terms of the Offer), (iii) the absence of any law or order by any governmental authority that would make illegal or otherwise restrict or prohibit the Offer, the acquisition of Company Shares by Parent or Acquisition Sub or the Merger (as defined below), (iv) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary exceptions, (v) the Company’s material compliance with its covenants contained in the Merger Agreement, (vi) there not having been a material adverse effect on the Company following the execution of the Merger Agreement that is continuing, and (vii) other customary conditions.

The Merger Agreement contains certain customary termination rights in favor of each of the Company and Parent, including, under certain circumstances, the requirement for the Company to pay to Parent a termination fee of $230 million, or approximately 2.95% of the aggregate equity value of the transaction and, in certain circumstances where regulatory approvals are not obtained, the requirement for Parent to pay to the Company a termination fee of $400 million, or approximately 5.1% of the aggregate equity value of the transaction, and at the election of the Company, loan the Company up to an aggregate principal amount of $350 million. The Company has also agreed, in each case subject to the fulfillment of certain fiduciary obligations of the board of directors of the Company, (i) to cease any existing, and not to solicit or initiate any additional, discussions with third parties regarding other proposals to acquire the Company, (ii) not to recommend any other acquisition proposal, furnish non-public information to, participate or engage in discussions or negotiations or enter into a letter of intent with any third parties in connection with other proposals to acquire the Company, and (iii) to certain other restrictions on its ability to respond to such proposals. However, subject to the satisfaction of certain conditions, the Company and its board of directors, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the board of directors’ recommendation following receipt of a superior proposal if the board of directors of the Company has concluded in good faith after consultation with its outside counsel that the failure to effect a change of recommendation would be inconsistent with the fiduciary duties owed by the board of directors to the stockholders of the Company under applicable law.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without any stockholder approvals (the “Merger”). At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any Company Shares, each outstanding Company Share, including any restricted Company Shares but excluding any shares owned by Parent, Acquisition Sub, or the Company or any of their respective wholly owned subsidiaries, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and converted into the right to receive an amount in cash equal to the Offer Price, subject to reduction for any applicable withholding taxes, without interest.

At the Effective Time, each outstanding Company stock option will be cancelled and converted into the right to receive an amount in cash, if any, without interest and less the amount of any tax withholdings, equal to the product of (A) the excess, if any, of (1) the Offer Price over (2) the exercise price per share of such option, and (B) the number of Company Shares underlying such option. To the extent any stock option is unvested as of the Effective Time, the corresponding cash amount will remain subject to the same vesting schedule as applied to the option immediately before the Effective Time, subject to the holder’s continued service. To the extent such cash amount remains unvested as of December 31, 2015 (the “Anniversary Date”) and the holder remains in service through that Anniversary Date, the amount will vest in full. In addition, it will vest in full prior to the Anniversary Date upon a termination of employment without cause, for good reason or due to such holder’s death or disability.

At the Effective Time, each outstanding Company restricted stock unit award will be cancelled and converted into the right to receive an amount in cash, if any, without interest and less the amount of any tax withholdings, equal to the product of (A) the Offer Price, and (B) the number of Company Shares underlying such award immediately prior to the Effective Time. To the extent any restricted stock unit award is unvested as of the Effective Time, the corresponding cash amount will remain subject to the same vesting schedule as applied to the restricted stock unit award immediately before the Effective Time, subject to the holder’s continued service. To the extent such cash amount remains unvested as of the Anniversary Date and the holder remains in service through the Anniversary Date, the amount will vest in full. In addition, it will vest in full prior to the Anniversary Date upon a termination of employment without cause, for good reason or due to such holder’s death or disability.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course and to cooperate in seeking regulatory approvals.

The Company’s board of directors has unanimously (i) determined that it is in the best interests of the Company and its stockholders to enter into, and approved and declared advisable, the Merger Agreement, (ii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Offer and the Merger upon the terms and subject to the conditions contained in the Merger Agreement, and (iii) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the holders of Company Shares accept the Offer and tender their Company Shares to Acquisition Sub pursuant to the Offer. The board of directors of Parent has also unanimously approved the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this report as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure letter delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Support Agreement

On July 14, 2015, in connection with the Offer, each of Faheem Hasnain and William H. Rastetter, Ph.D., solely in their respective capacities as stockholders of the Company, entered into a Tender and Support Agreement with Parent and Acquisition Sub (the “Support Agreement”). Under the terms of the Support Agreement, each of Mr. Hasnain and Dr. Rastetter has agreed, among other things, to tender all Company Shares now held or hereafter acquired by them in the Offer.

The foregoing provisions of the Support Agreement terminate in the event that the Merger Agreement is terminated in accordance with its terms or if the board of directors of the Company changes its recommendation with respect to the Offer in accordance with the terms of the Merger Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2015, the Company entered into an amendment (the “Excise Tax Amendment”) to each employment agreement with certain executives of the Company, including each of the Company’s named executive officers: Faheem Hasnain, Graham Cooper, Sheila K. Gujrathi, M.D., Marcus F. Boehm, Ph.D., and Robert Peach, Ph.D. (the “NEOs”). Under the Excise Tax Amendment, if the Merger is consummated and an excise tax is imposed on the NEO as a result of any compensation or benefits provided to the NEO in connection with the Merger, the Company will pay or reimburse the NEO an amount equal to such excise tax plus any taxes resulting from such payment or reimbursement.

The foregoing description of the Excise Tax Amendment does not purport to be complete and is qualified in its entirety by reference to the form of amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2015, by and among Celgene Corporation, Strix Corporation and Receptos, Inc.

10.1	Form of Amendment to Employment Agreement.

99.1	Tender and Support Agreement, dated as of July 14, 2015, by and among Celgene Corporation, Strix Corporation and each of the stockholders named therein.

Notice to Investors

The Offer described above has not yet commenced. This filing and the attached exhibits are not an offer to buy nor a solicitation of an offer to sell any the Company’s securities. The solicitation and the offer to buy the Company Shares will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Acquisition Sub intend to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the Offer and the Merger free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at http://ir.receptos.com/. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/ RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on the Company’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Parent and Acquisition Sub and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Offer.

The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECEPTOS, INC.

Date: July 15, 2015

	By:	/s/ Christian Waage
	Name:	Christian Waage
	Title:	Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2015, by and among Celgene Corporation, Strix Corporation and Receptos, Inc.

10.1	Form of Amendment to Employment Agreement.

99.1	Tender and Support Agreement, dated as of July 14, 2015, by and among Celgene Corporation, Strix Corporation and each of the stockholders named therein.